GUARANTEE
     THIS GUARANTEE (“Guarantee”), dated October 25, 2005, is by each of the undersigned (each individually, a “Guarantor” and collectively, “Guarantors”) in favor of Wachovia Bank, National Association, a National Banking Association (“Lender”), having an office at 301 South College Street, Charlotte, NC 28288-0479.
W I T N E S S E T H :
     WHEREAS, Lender has entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to US LEC Corp. (“Borrower”) as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrower, certain affiliates of Borrower, and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and
     WHEREAS, due to the close business and financial relationships between Borrower and each Guarantor, in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Lender making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees in favor of Lender as follows:
     1. Guarantee.
     (a) Each Guarantor absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all of the Obligations, as defined in the Loan Agreement (all of which are collectively referred to herein as the “Guaranteed Obligations”)
     (b) This Guarantee is a guaranty of payment and not of collection. Each Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower, any one of Guarantors or any other Obligor or to realize upon any Collateral, but may require any one of Guarantors to make immediate payment of all of the Guaranteed Obligations when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender shall apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys’ fees and legal expenses incurred by

Lender with respect thereto or otherwise chargeable to Borrower or Guarantors) and in such order as Lender may elect.
     (c) Payment by Guarantors shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against any Guarantor either in the same action in which Borrower or any of the other Guarantors or any other Obligor is sued or in separate actions.
     2. Waivers and Consents.
     (a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or any of Guarantors are entitled are hereby waived by each Guarantor. Each Guarantor also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements that is signed by an authorized officer of Borrower, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any Collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Lender of any one of Guarantors hereunder, (iii) the exercise of, or refraining from the exercise of any rights against Borrower, any Guarantor or any other Obligor or any Collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash Collateral by Lender under Section 363 of the United States Bankruptcy Code. Each Guarantor agrees that the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.
     (b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or any one of Guarantors in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any Collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States

Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Each Guarantor acknowledges that Lender has not made any representations to any Guarantor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guarantee and Guarantors are not in any respect relying upon Lender or any statements by Lender in connection with this Guarantee.
     (c) Until the Guaranteed Obligations are paid in full, each Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any Collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lender by each Guarantor hereunder and each Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.
     3. Subordination. All amounts now or hereafter owed to any or all of Guarantors by any Borrower or any other Obligor under this Guarantee is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Lender as security for the Guaranteed Obligations.
     4. Acceleration. Upon the receipt of notice by Borrower from Lender in accordance with Section 10.2(b) of the Loan Agreement of the acceleration of the Obligations and demand for immediate payment thereof, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of any or all of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement.
     5. Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as presumptive evidence of the items therein set forth, and the monthly statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date such statement has been received by Borrower, shall be deemed conclusively correct and constitute an account stated among Lender and Borrower and be binding on Guarantors.
     6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Each Guarantor shall continue to be liable hereunder until one of Lender’s officers actually receives a written termination notice from a Guarantor sent to Lender at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Such notice received by Lender from any Guarantor shall not constitute a revocation or termination of this Guarantee as to any of the other Guarantors. Revocation or termination hereof by any Guarantor shall not affect, in any manner, the rights of Lender or any obligations or duties of any Guarantor (including the Guarantor which may have sent such notice) under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantors or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender prior to receipt of such notice. The sole effect of such revocation or termination by any Guarantor shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof); provided, that, a Guarantor’s obligation hereunder shall be released and terminated upon the disposition of all of the outstanding equity of such Guarantor so long as such disposition complies with the terms as conditions of Section 9.7 of the Loan Agreement.
     7. Reinstatement. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Guarantor shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. Except as set forth in the last sentence of Section 6 above with respect to any Guarantor, this Section 7 shall survive the termination or revocation of this Guarantee.
     8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and Borrower or Guarantor. Lender shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.
     9. Corporate Existence, Power and Authority. Each Guarantor is a corporation or limited liability company, as the case may be, duly organized and in good standing under the laws of its state of incorporation or formation, as the case may be, and is duly qualified as a foreign corporation or limited liability company, as the case may be, and in good standing, if applicable, in all states where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any Guarantor or the rights of Lender hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the corporate powers or limited liability company powers, as the case may be, of each Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, articles of organization or certificate of formation, as the case may be, by-laws or operating agreement, as the case may be, or other organizational documentation of any such Guarantor, or any indenture, agreement or undertaking to which any such Guarantor is a party or by which any such Guarantor or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms. Any Guarantor signing this Guarantee shall be bound hereby whether or not any of the other Guarantors or any other person signs this Guarantee at any time.
     10. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     (a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any Guarantor and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of North Carolina, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of North Carolina.
     (b) Each Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court for North Carolina, Mecklenburg County and the United States District Court for the Western District of North Carolina and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of any Guarantor and Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any Guarantor or Borrower and Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any Collateral at any time granted by Borrower or any Guarantor to Lender or to otherwise enforce its rights against any Guarantor or its property).
     (c) Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s option, by service upon any Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, any Guarantor so served shall appear in answer to such process, failing which such Guarantor shall be deemed in default and judgment may be entered by Lender against such Guarantor for the amount of the claim and other relief requested.
     (d) EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTORS AND LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (e) Lender shall not have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.
     11. Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Guarantor:	US LEC Corp. 6801 Morrison Boulevard Charlotte, NC 28211 Attention: Mr. Thomas Gooley, Treasurer Telephone No.: 704.319.1133 Telecopy No.: 704.602.1133

with a copy to:	US LEC Corp. 6801 Morrison Boulevard Charlotte, NC 28211 Attention: Mr. Tom Gooley Telephone No.:704.319.1133 Telecopy No.: 704.602.1133
If to Lender:	Wachovia Bank, National Association 301 South College Street NC 0479, 18th Floor Charlotte, NC 28288-0479 Attention: Mr. Andrew Gale Telephone No.:704-374-2607 Telecopy No.:704-374-2703
     12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     13. Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
     14. Successors and Assigns. This Guarantee shall be binding upon each Guarantor and their respective successors and assigns and shall inure to the benefit of Lender and its respective successors, endorsees, transferees and assigns, except as set forth in the last sentence of Section 6 above. The liquidation, dissolution or termination of any Guarantor shall not terminate this Guarantee as to such entity, except as set forth in the last sentence of Section 6 above, or as to any of the other Guarantors.
     15. Construction. All references to the term “Guarantors” wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Lender” wherever used herein shall mean Lender and its successors and assigns, all references to the term “Borrower” wherever used herein shall mean Borrower and its successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code), and all references to the term “Lender” wherever used herein shall mean Lender and its respective successors and assigns. All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

     16. Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guarantee by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Guarantee. Any party delivering an executed counterpart of this Guarantee by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Guarantee.

     IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guarantee as of the day and year first above written.
US LEC OF NORTH CAROLINA INC.
US LEC OF ALABAMA INC.
US LEC OF SOUTH CAROLINA INC.
US LEC OF MARYLAND INC.
US LEC OF VIRGINIA L.L.C.
US LEC OF TENNESSEE INC.
US LEC OF PENNSYLVANIA INC.
US LEC OF GEORGIA INC.
US LEC COMMUNICATIONS INC.
US LEC OF FLORIDA INC.
US LEC OF NEW YORK INC.
US LEC ACQUISITION CO.
By: /s/ Thomas R. Gooley
Title: Vice President